FOURTH Amendment to Amended and
Restated Revolving Credit Agreement

This Fourth Amendment to Amended and Restated Revolving Credit Agreement (herein, the “Amendment”) is entered into as of December 15, 2020, by and among World Acceptance Corporation (the “Borrower”), Wells Fargo Bank, National Association together with the other financial institutions a party hereto (the “Lenders”) and Wells Fargo Bank, National Association, as Administrative Agent and Collateral Agent for the Lenders (the “Administrative Agent”).
Preliminary Statements
A.The Borrower, the Lenders, and the Administrative Agent are parties to a certain Amended and Restated Revolving Credit Agreement, dated as of June 7, 2019 (as amended from time to time, the “Credit Agreement”). All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.
B.The Borrower has requested that the Lenders make certain amendments to the Credit Agreement, and the Lenders are willing to do so under the terms and conditions set forth in this Amendment.
Now Therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
Section 1. Amendments.
Subject to the satisfaction of the conditions precedent set forth in Section 2 below, Borrower, Agent and Lenders agree that the Credit Agreement shall be and hereby is amended as follows:
1.1    The following definitions contained in Section 5.1 of the Credit Agreement (Definitions) shall be amended and restated as follows:
“Consolidated Adjusted Net Income” for any period Consolidated Net Income, but excluding in any event:
    (a)    any gains or losses on the sale or other disposition of investments or fixed or capital assets, and any taxes on such excluded gains and any tax deductions or credits on account of any such excluded losses;
    (b)    the proceeds of any life insurance policy;
    (c)    net earnings and losses of any Restricted Subsidiary accrued prior to the date it became a Restricted Subsidiary;
    (d)    net earnings and losses of any Person (other than a Restricted Subsidiary), substantially all the assets of which have been acquired in any manner, realized by such other Person prior to the date of such acquisition;
    (e)    net earnings and losses of any Person (other than a Restricted Subsidiary) with which the Borrower or a Restricted Subsidiary shall have consolidated or which shall have merged into or with the Borrower or a Restricted Subsidiary prior to the date of such consolidation or merger;
    (f)    net earnings of any Unrestricted Subsidiary or other business entity (other than a Restricted Subsidiary) in which the Borrower or any Restricted Subsidiary has an ownership interest unless such net earnings shall have actually been received by the Borrower or such Restricted Subsidiary in the form of cash distributions;
    (g)    any portion of the net earnings of any Restricted Subsidiary (other than the Insurance Subsidiary) which for any reason is unavailable for payment of dividends to the Borrower or any other Restricted Subsidiary;
    (h)    earnings resulting from any reappraisal, revaluation or write-up of assets;
    (i)    any deferred or other credit representing any excess of the equity in any Subsidiary at the date of acquisition thereof over the amount invested in such Subsidiary;
    (j)    any gain arising from the acquisition of any Securities of the Borrower or any Restricted Subsidiary;
    (k)    any reversal of any contingency reserve, except to the extent that provision for such contingency reserve shall have been made from income arising during such period; and
    (l)    any portion of the net earnings of the Insurance Subsidiary in excess of $500,000 (on a cumulative basis) which has not actually been distributed to the Borrower in the form of cash.

“Consolidated EBITDA Ratio Net Income” for any period Consolidated Net Income before payments of interest, taxes, depreciation, amortization and non-cash share based compensation expenses, but excluding in any event:

    (a)    any gains or losses on the sale or other disposition of investments or fixed or capital assets, and any taxes on such excluded gains and any tax deductions or credits on account of any such excluded losses;
    (b)    the proceeds of any life insurance policy;
    (c)    net earnings and losses of any Restricted Subsidiary accrued prior to the date it became a Restricted Subsidiary;
    (d)    net earnings and losses of any Person (other than a Restricted Subsidiary), substantially all the assets of which have been acquired in any manner, realized by such other Person prior to the date of such acquisition;
    (e)    net earnings and losses of any Person (other than a Restricted Subsidiary) with which the Borrower or a Restricted Subsidiary shall have consolidated or which shall have merged into or with the Borrower or a Restricted Subsidiary prior to the date of such consolidation or merger;
    (f)    net earnings of any Unrestricted Subsidiary or other business entity (other than a Restricted Subsidiary) in which the Borrower or any Restricted Subsidiary has an ownership interest unless such net earnings shall have actually been received by the Borrower or such Restricted Subsidiary in the form of cash distributions;
    (g)    any portion of the net earnings of any Restricted Subsidiary (other than the Insurance Subsidiary) which for any reason is unavailable for payment of dividends to the Borrower or any other Restricted Subsidiary;
    (h)    earnings resulting from any reappraisal, revaluation or write-up of assets;
    (i)    any deferred or other credit representing any excess of the equity in any Subsidiary at the date of acquisition thereof over the amount invested in such Subsidiary;
    (j)    any gain arising from the acquisition of any Securities of the Borrower or any Restricted Subsidiary;
    (k)    any reversal of any contingency reserve, except to the extent that provision for such contingency reserve shall have been made from income arising during such period;

    (l)    any portion of the net earnings of the Insurance Subsidiary in excess of $500,000 (on a cumulative basis) which has not actually been distributed to the Borrower in the form of cash; and
    (m)    Receivables 180 days or more contractually past due (unless reserved for by the Borrower).

    1.2    Section 8.7 of the Credit Agreement (Financial Covenants) shall be amended and restated as follows:

    Section 8.7    Financial Covenants.
        (a)        The Borrower will at all times keep and maintain Consolidated Net Worth at an amount not less than the Minimum Net Worth. For purposes of this Section, “Minimum Net Worth” shall be $325,000,000 at all times.
        (b)    The Borrower will at the end of each fiscal quarter have a ratio of Net Income Available for Fixed Charges to Fixed Charges for each period of four consecutive fiscal quarters then ending at not less than (i) 2.25 to 1.0 for the fiscal quarters ending March 31, 2020, June 30, 2020 and September 30, 2020 and (ii) 2.75 to 1.0 for each fiscal quarter thereafter.
        (c)    RESERVED.
        (d)    The Borrower will not at any time permit the aggregate unpaid principal amount of Total Debt, on a consolidated basis, to exceed 200% of Consolidated Adjusted Net Worth.
        (e)    The Borrower will maintain a Collateral Performance Indicator of less than or equal to twenty four percent (24%) as of the end of each calendar month.

Section 2. Conditions Precedent.
The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent (the date on which the following conditions precedent have been satisfied being referred to herein as the “Effective Date”):
2.1    The Borrower and the Lenders, shall have executed and delivered this Amendment to the Administrative Agent.

2.2 The Restricted Subsidiaries parties to the Subsidiary Guaranty Agreement shall have executed and delivered to the Administrative Agent their consent to this Amendment in the form set forth below.
2.3 Legal matters incident to the execution and delivery of this Amendment shall be satisfactory to the Administrative Agent and its counsel.
Section 3.    Representations.
In order to induce the Lenders to execute and deliver this Amendment, the Borrower hereby represents to the Administrative Agent, the Collateral Agent, and the Lenders that as of the date hereof, (a) the representations and warranties set forth in Section 6 of the Credit Agreement and in the other Loan Documents are and shall be and remain true and correct (except that the representations contained in Section 6.6 shall be deemed to refer to the most recent financial statements of the Borrower delivered to the Agent) and (b) the Borrower and the Restricted Subsidiaries are in compliance with the terms and conditions of the Credit Agreement and the other Loan Documents and no Default or Event of Default exists or shall result after giving effect to this Amendment.
Section 4.    Miscellaneous.
4.1    Except as specifically amended herein, the Credit Agreement shall continue in full force and effect in accordance with its original terms. Reference to this specific Amendment need not be made in the Credit Agreement, the Notes, or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Credit Agreement, any reference in any of such items to the Credit Agreement being sufficient to refer to the Credit Agreement as amended hereby.
4.2    The Borrower heretofore executed and delivered, among other things, the Company Security Agreement and hereby acknowledges and agrees that the security interests and liens created and provided for therein secure the payment and performance of the Obligations under the Credit Agreement as amended hereby, which are entitled to all of the benefits and privileges set forth therein. Without limiting the foregoing, the Borrower acknowledges that the “Secured Indebtedness” as defined in, and secured by the Collateral pursuant to, the Company Security Agreement shall be deemed amended to include all “Obligations” as defined in the Credit Agreement as amended hereby.
4.3    The Borrower agrees to pay on demand all reasonable and documented costs and expenses of or incurred by the Administrative Agent in connection with the negotiation, preparation, execution and delivery of this Amendment and the other instruments and documents to be executed and delivered in connection herewith, including the fees and expenses of counsel for the Administrative Agent.
4.4    This Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement. This Amendment may be executed by means of (a) an electronic signature that complies with the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, or any other relevant and applicable electronic signatures law; (b) an original manual signature; or (c) an e-mail transmission of a Portable Document Format File (also known as an “PDF” file), faxed, scanned, or photocopied manual signature.  Each electronic signature or PDF, faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York (without regard to principles of conflicts of laws).

[Signature Pages to Follow]

This Amendment is entered into as of the date and year first above written.

World Acceptance Corporation

By	________________________________ R. Chad Prashad, President and Chief Executive Officer
R. Chad Prashad, President and Chief Executive Officer

Accepted and agreed to:

Wells Fargo Bank, National Association, individually as a Lender and as Administrative Agent and Collateral Agent

By	________________________________
William M. Laird, Senior Vice President

116549.01049/124177334v.2

Bank of America, N.A.

By
Name
Title

BANK OF MONTREAL By _______________________________ Name Title

Texas Capital Bank, National Association

By
Name
Title

First Horizon Bank, successor-by-conversion to First Tennessee Bank National Association

By
Name Title
BANKUNITED, N.A.

By __________________________________
Name
AXOS BANK

By __________________________________
Name Title

Pacific Western Bank
By __________________________________
Name
Title

Acknowledgment and Consent
Each of the undersigned is a Restricted Subsidiary of World Acceptance Corporation who has executed and delivered to the Collateral Agent, the Administrative Agent, and the Lenders the Subsidiary Guaranty Agreement and the Subsidiary Security Agreement. Each of the undersigned hereby acknowledges and consents to the Fourth Amendment to Amended and Restated Revolving Credit Agreement set forth above (the “Amendment”) and confirms that the Loan Documents executed by it, and all of its obligations thereunder, remain in full force and effect, and that the security interests and liens created and provided for therein continue to secure the payment and performance of the Obligations of the Borrower under the Credit Agreement after giving effect to the Amendment.
Dated as December 15, 2020.
[Signature Page to Acknowledgment and Consent to Follow]

Each of the undersigned acknowledges that the Collateral Agent, the Administrative Agent, and the Lenders are relying on the foregoing in entering into the Amendment.

World Acceptance Corporation of Alabama
World Acceptance Corporation of Missouri
World Finance Company of Georgia, LLC
World Finance Corporation of Louisiana
World Acceptance Corporation of Oklahoma, Inc. WAC of Oklahoma, LP
World Finance Company of South Carolina, LLC WAC of South Carolina, LLC
World Finance Corporation of Tennessee
WFC of South Carolina, Inc.
World Finance Corporation of Illinois
World Finance Corporation of New Mexico
World Finance Company of Kentucky, LLC
World Finance Corporation of Colorado
World Finance Corporation of Wisconsin
WFC Services, Inc.
World Finance Company of Mississippi, LLC World Finance Company of Idaho, LLC World Finance Company of Utah, LLC World Finance Company of Indiana, LLC

By
R. Chad Prashad, President and Chief Executive Officer

116549.01049/124177334v.2

WFC Limited Partnership

By WFC of South Carolina, Inc.,
as sole general partner
By
R. Chad Prashad, President and Chief Executive Officer

116549.01049/124177334v.2